UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 12, 2009

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02   Results of Operations and Financial Condition.

On January 12, 2009 at 1:30 p.m. Eastern time (10:30 a.m. Pacific time), Ronald A. Williams, Chairman and Chief Executive Officer of Aetna Inc. (“Aetna”) will provide a presentation at the J. P. Morgan Healthcare Conference.  Mr. Williams also will meet with investors and analysts after the presentation.  A copy of Aetna’s presentation is furnished herewith as Exhibit 99.1, and the information in the presentation as to Aetna’s projected 2008 results of operations and financial condition is hereby incorporated by reference in this Item 2.02.

During the presentation and the subsequent meetings, Aetna intends to update its full-year 2008 guidance, including reaffirming its previously disclosed projected full-year 2008 operating earnings of $3.90 to $3.95 per share.1  Aetna also will update its preliminary guidance on certain 2009 performance metrics, including full-year 2009 operating earnings per share.  Aetna currently projects full-year 2009 operating earnings per share growth to be 12% to 14% excluding the projected year-over-year increase in pension expense, consistent with Aetna's prior guidance.  Including the projected year-over-year increase in pension expense of $.54 per share, Aetna projects full-year 2009 operating earnings per share to be slightly lower than 2008.  Aetna’s projected 2008 operating earnings per share include approximately $.15 per share of pension benefit.  As a result of the significant decline in equity markets experienced during 2008, Aetna’s projected 2009 operating earnings per share include a pension expense of approximately $.39 per share, or a projected year-over-year increase of $.54 per share.  Aetna’s previous guidance provided on October 29, 2008, included a year-over-year increase in pension expense range of $.30 to $.40 per share; but since that time, the equity markets and interest rates have declined, resulting in an additional increase in Aetna’s net pension obligations as of the December 31, 2008 measurement date.

The presentation will be accessible on Aetna’s Investor Information link at www.aetna.com/investor.  A webcast replay will be available on that web site, beginning approximately two hours after the event, for 14 days.

1   Projected full-year 2008 operating earnings per share exclude after tax net realized capital losses of $232.0 million, the release of reserves for anticipated future losses on discontinued products of $28.5 million, after-tax, and an allowance against a reinsurance recoverable from Lehman Re of $27.4 million after tax reported by the Company in the nine months ended September 30, 2008.  Projected operating earnings per share also exclude from net income any net realized capital gains or losses and other items occurring after September 30, 2008.  The Company is not able to project the amount of future net realized capital gains or losses or other items and cannot therefore reconcile projected operating earnings per share in any period to projected net income per share.

CAUTIONARY STATEMENT -- Certain information in this Form 8-K and the furnished presentation are forward-looking, including our current estimates and projections as to operating earnings per share, medical membership, health care revenue, medical benefit ratios, medical cost trend, operating expense ratio, pension benefit or expense, 12/31/08 statutory surplus, 12/31/08 debt to capital ratio, 12/31/08 risk based capital ratios, generation of excess capital, need to raise additional capital, ability to hold assets to maturity and investment portfolio declines/losses.  Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including adverse economic conditions in the U.S. and abroad which can significantly and adversely affect Aetna’s business and profitability; continued volatility and further deterioration of the U.S. and global capital markets, including fluctuations in interest rates, fixed income and equity prices and the value of financial assets, along with the general deterioration in the commercial paper, capital and credit markets, which can adversely impact the value of Aetna’s investment portfolio, Aetna’s profitability by reducing net investment income and/or Aetna’s financial position by causing us to realize additional impairments on our investments; failure to achieve desired rate increases and/or profitable membership growth due to the slowing economy and/or significant competition, especially in key geographic markets where membership is concentrated; adverse pricing or funding actions by federal or state government payors; and unanticipated increases in medical costs (including increased medical utilization, increases resulting from unfavorable changes in contracting or re-contracting with providers, increased pharmacy costs, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends). Other important risk factors include, but are not limited to: adverse changes in size, product mix or medical cost experience of membership; adverse changes in federal or state government policies or regulation (including legislative proposals that would affect our business model and/or limit our ability to price for the risk we assume and/or reflect reasonable costs or profits in our pricing and other proposals, such as initiatives to eliminate or reduce ERISA pre-emption of state laws, that would increase potential litigation exposure or mandate coverage of certain health benefits); the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; the ability to improve relations with providers while taking actions to reduce medical costs and/or expand the services we offer; the ability to successfully integrate our businesses (including acquired businesses) and implement multiple strategic and operational initiatives simultaneously; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; the outcome of various litigation and regulatory matters, including litigation and ongoing reviews of business practices by various regulatory authorities (including the current industry-wide investigation by the New York Attorney General into certain payment practices with respect to out-of-network providers); reputational issues arising from data security breaches or other means; and increases in medical costs or Group Insurance claims resulting from any acts of terrorism, epidemics or other extreme events. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2007 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, on file with the Securities and Exchange Commission ("SEC").  You also should read Aetna's 2007 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, on file with the SEC for a discussion of Aetna's historical results of operations and financial conditions.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be or be deemed to be incorporated by reference in any Aetna filing under the Securities Act of 1933, as amended.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The information above in Item 2.02 of this current report, other than the portion of Aetna’s presentation thereby incorporated by reference in such Item 2.02, is hereby incorporated by reference in this Item 7.01. A copy of Aetna’s presentation is furnished herewith as Exhibit 99.1, and the information in that presentation other than the information as to Aetna’s projected 2008 results of operations and financial condition is hereby incorporated by reference in this Item 7.01.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be or be deemed to be incorporated by reference in any Aetna filing under the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Aetna Inc. Presentation slides for the J.P. Morgan Healthcare Conference dated January 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: January 12, 2009	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Number	Description

Exhibit 99.1	Aetna Inc. Presentation slides for the J.P. Morgan Healthcare Conference dated January 12, 2009